UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 7, 2010

Global Technologies Group, Inc.
 (Exact name of registrant as specified in its charter)

Florida
 (State or other jurisdiction of incorporation)

333-120908
 (Commission File Number)

20-1354562
 (IRS Employer Identification No.)

1304 N Lakeshore Drive, Sarasota, Florida 34231
 (Address of principal executive offices and Zip Code)

941-685-1616
 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2010 Global Technologies Group, Inc (“Global”) entered into an exclusive distribution and reseller agreement with MSE Technology Associates, Inc. (“MSE”) a company that has been in business for 35 years and deals mainly with the Department of Energy and Military developing new technologies for specific purposes. The agreement covers all products that have been developed and manufactured and are being developed by MSE. Global will also act as a purchasing agent as well. We are currently negotiating additional territories as progress merits. We have recently appointed sales representatives in various countries covered under our agreement.

"MSE Products” are described, but not limited to, the products, related service, parts, and accessories manufactured and/or sold by MSE as listed below.
 MSE universal plasma torch system
 MSE transferred arc plasma torch system
 MSE non-transferred arc plasma torch system
 MSE Mobile Plasma Treatment System (MPTS)
 MSE Plasma Waste Treatment System
 SCADA Systems
 Meteor Burst Data Acquisition and Transmission Systems
 Water – Waste Water Treatment Skids
 Waste Solidification or Stabilization Treatment Methods
 Instrumentation and Control Products and Certified Panels
Management Services
 Document Preparation Services
 Training Services
 Drafting Services
Engineering Services
Electrical engineering
Mechanical engineering
Environmental engineering
Chemical/process engineering
Geophysical/geological
Instrumentation & Control
Waste Treatment
Site closure/cleanup
Mine waste solutions
Laboratory Analysis
Water and soil analysis
SCADA Solutions
Monitoring & control systems
Remote terminal units
Infrastructure Management
Facility modernization
Site Cleanup/Closure
Containment barriers
Biological barriers
Economic analysis/evaluation
Test designs
Modeling & sampling
Containment/Stabilization Barriers
Viscous liquid barriers
Thin grout walls
In situ vitrification
Waste stabilization
Mercury stabilization of soils
Biological Barriers - Control/Treatment Barriers
Reactive barrier
Dense Non-Aqueous Phase Liquids (DNAPL)
Solution Mining

Site management and operation

Further information about MSE and its products and technologies can be found at MSE-TA.COM and GLBTECH.COM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES GROUP, INC.

Date: September 27, 2010	By:	/s/ James Fallacaro
James Fallacaro
Chief Executive Officer, President & Director